UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

Footstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11681	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey		07430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 934-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

As of the close of business on April 23, 2010, Footstar, Inc. (the “Company”) is closing its stock transfer books and will no longer record transfers of shares of its common stock.  Certificates representing shares of the Company’s common stock are not assignable or transferable on the books of the Company after April 23, 2009 except by will, intestate, succession or operation of law.  The Company had previously closed its stock transfer books effective May 5, 2009, but determined to re-open them on December 15, 2009 to address significant numbers of unsettled trades. From and after April 23, 2010, and subject to applicable law, each holder of the Company’s common stock will have the right to receive distributions pursuant to, and in accordance with, the plan of complete dissolution and liquidation of the Company, as outlined in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission on April 6, 2009, until the final liquidation distribution is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Footstar, Inc.

Dated: April 13, 2010	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer and Chief Financial Officer